                                                     FILED PURSUANT TO 424(b)(3)
                                                     REGISTRATION NO. 333-108426

                    SUPPLEMENT NO. 5, DATED AUGUST 29, 2006,
                    TO THE PROSPECTUS, DATED APRIL 14, 2006,
              OF BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

This Supplement No. 5, dated August 29, 2006, is part of and should be read in conjunction with our prospectus, dated April 14, 2006 (our "Prospectus") and Supplement No. 4 to our prospectus, dated August 15, 2006 ("Supplement No. 4"). Capitalized terms used in this Supplement No. 5 but not defined have the same meanings as in our Prospectus.

The purposes of this Supplement No. 5 are to:

- provide information regarding distributions recently authorized by our board of directors; and

- revise information contained in "Appendix I-Tabular Information Concerning Prior Limited Partnerships."

THIS SUPPLEMENT NO. 5 PROVIDES INFORMATION NOT CONTAINED IN OUR PROSPECTUS AND SUPPLEMENT NO. 4 AND SHOULD BE RETAINED AND READ IN CONJUNCTION WITH OUR PROSPECTUS AND SUPPLEMENT NO. 4.

REFERENCES IN THIS SUPPLEMENT NO. 5 TO "THE COMPANY", "BOSTON CAPITAL REIT", "WE", "OUR" AND "US" REFER TO BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                               RECENT DEVELOPMENTS

DISTRIBUTION TO STOCKHOLDERS. Our board of directors authorized the following distributions to stockholders of record as of the close of business on the respective record dates. The distributions are equivalent to an annual rate of six percent (6%)(assuming the share was purchased for $10.00) and are expected to constitute a return of capital for tax purposes.

- For August 2006, an amount of $0.00164384, per share, per day and pro-rated for the period of ownership. The distribution is authorized as of daily record dates throughout the month of August and will be paid in cash on September 21, 2006.

- For September 2006, an amount of $0.00164384, per share, per day and pro-rated for the period of ownership. The distribution is authorized as of daily record dates throughout the month of September and will be paid in cash on October 23, 2006.

- For October 2006, an amount of $0.00164384, per share, per day and pro-rated for the period of ownership. The distribution is authorized as of daily record dates throughout the month of October and will be paid in cash on November 21, 2006.

THE FOLLOWING CHANGES ARE MADE TO THE SECTION ENTITLED "APPENDIX I - TABULAR INFORMATION CONCERNING PRIOR LIMITED PARTNERSHIPS" BEGINNING ON PAGE S-17 OF SUPPLEMENT NO. 4. PAGES S-29, S-31, S-38, S-42, S-43, S-46, S-48, S-53, S-54,
S-57, S-58 AND S-59 OF SUPPLEMENT NO. 4 ARE HEREBY REPLACED WITH PAGES S-3, S-4, S-5, S-6, S-7, S-8, S-9, S-10, S-11, S-12, S-13 AND S-14, RESPECTIVELY,
OF THIS SUPPLEMENT NO. 5.

                                    TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                      PUBLIC OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 40)

                                                         FOR THE FINANCIAL STATEMENT
                                                            PERIOD ENDED MARCH 31,
                                          2002        2003         2004       2005(9)      2006(9)
                                        --------   ----------   ----------   ----------   ----------
Gross Revenues                           147,345      119,938          299           90       10,880
Profit on sale of properties                   0            0            0            0            0
Less:
   Losses from operating
      partnerships (1)                  (438,656)    (986,508)    (936,159)    (924,404)    (882,871)
   Operating Expenses (3)               (306,075)    (222,136)    (233,925)    (490,886)    (723,947)
   Interest Expense                            0            0            0            0            0
   Depreciation (2)                            0      (32,319)    (113,716)    (113,730)    (113,731)
Net Income--GAAP Basis                  (597,386)  (1,121,025)  (1,283,501)  (1,528,930)  (1,709,669)
Taxable Income from
   operations (4)                       (586,896)  (1,086,143)  (1,633,930)  (1,521,793)  (1,220,180)
   gain on sale                                0            0            0            0            0
Cash generated from operations (6)       836,927      209,484      109,930       (9,242)     185,431
Cash generated from sales                      0            0            0            0            0
Cash generated from refinancing                0            0            0            0            0
Cash generated from operations,
   sales and refinancing                 836,927      209,484      109,930       (9,242)     185,431
Less: Cash distributions to investors
   from operating cash flow                    0            0            0            0            0
   from sales and refinancing                  0            0            0            0            0
   from other                                  0            0            0            0            0
Cash generated (deficiency) after
   cash distributions                    836,927      209,484      109,930       (9,242)     185,431
Less: Special items (not including
   sales and refinancing)
   (identify and quantify)                     0            0            0            0            0
Cash generated (deficiency) after
   cash distributions and
   special items                         836,927      209,484      109,930       (9,242)     185,431

TAX & DISTRIBUTION DATA            FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)              2001   2002   2003   2004    2005
                                     ----   ----   ----   ----   -----
Federal Income Tax Results
   Federal Credit (5)                  14     80     93     92      94
   State Credit                         0      0      0      0       0
   Ordinary Income (loss)             (24)   (42)   (62)   (57)    (46)
      from operations                 (24)   (42)   (62)   (57)    (46)
      from recapture                    0      0      0      0       0
   Capital gain (loss)                  0      0      0      0       0
Cash Distributions to investors:
   Source (on GAAP basis)               0
      Investment income                 0      0      0      0       0
      Return of capital                 0      0      0      0       0
   Source (on cash basis):
      Sales                             0      0      0      0       0
      Refinancing                       0      0      0      0       0
      Operations                        0      0      0      0       0
      Other                             0      0      0      0       0
Amount remaining invested in
   program properties                                            98.69%

                                    TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                      PUBLIC OFFERINGS CLOSED DURING 2002

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 42)

                                                         FOR THE FINANCIAL STATEMENT
                                                            PERIOD ENDED MARCH 31,
                                           2002         2003        2004        2005(9)      2006(9)
                                        ----------   ---------   ----------   ----------   ----------
Gross Revenues                                 986     121,043      244,164        8,848       28,106
Profit on sale of properties                     0           0            0            0            0
Less:
   Losses from operating
      partnerships (1)                           0    (404,748)  (1,617,204)  (1,150,391)  (1,212,526)
   Operating Expenses (3)                 (111,253)   (237,706)    (315,633)    (264,513)    (493,397)
   Interest Expense                              0           0            0            0            0
   Depreciation (2)                              0           0     (113,984)    (115,498)    (116,222)
Net Income--GAAP Basis                    (110,267)   (521,411)  (1,802,657)  (1,521,554)  (1,794,039)
Taxable Income
   from operations (4)                           0    (755,961)  (1,771,458)  (1,838,771)  (1,736,326)
   gain on sale                                  0           0            0            0            0
Cash generated from operations (6)      (1,322,182)  1,306,517      218,107       25,193     (374,771)
Cash generated from sales                        0           0            0            0            0
Cash generated from refinancing                  0           0            0            0            0
Cash generated from operations,
   sales and refinancing                (1,322,182)  1,306,517      218,107       25,193     (374,771)
Less: Cash distributions to investors
   from operating cash flow                      0           0            0            0            0
   from sales and refinancing                    0           0            0            0            0
   from other                                    0           0            0            0            0
Cash generated (deficiency) after
   cash distributions                   (1,322,182)  1,306,517      218,107       25,193     (374,771)
Less: Special items (not including
   sales and refinancing)
   (identify and quantify)                       0           0            0            0            0
Cash generated (deficiency) after
   cash distributions and
   special items                        (1,322,182)  1,306,517      218,107       25,193     (374,771)

TAX & DISTRIBUTION DATA            FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                 2002   2003   2004    2005
                                        ----   ----   ----   -----
Federal Income Tax Results
   Federal Credit (5)                    16     81     95       99
   State Credit                           0      0      0        0
   Ordinary Income (loss)               (29)   (64)   (67)     (63)
      from operations                   (29)   (64)   (67)     (63)
      from recapture                      0      0      0        0
   Capital gain (loss)                    0      0      0        0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                   0      0      0        0
      Return of capital                   0      0      0        0
   Source (on cash basis):
      Sales                               0      0      0        0
      Refinancing                         0      0      0        0
      Operations                          0      0      0        0
      Other                               0      0      0        0
Amount remaining invested in
   program properties                                        97.30%

                                    TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                      FROM OPENING THROUGH MARCH 31, 2006

                      PUBLIC OFFERINGS CLOSED DURING 2004

               BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 49)

                                                                         FOR THE FINANCIAL STATEMENT
                                                                            PERIOD ENDED MARCH 31,
                                                                              2005(9)     2006(9)
                                                                            ----------   --------
Gross Revenues                                                                  62,538    634,250
Profit on sale of properties                                                         0          0
Less:
   Losses from operating partnerships (1)                                            0   (681,863)
   Operating Expenses (3)                                                     (204,155)  (650,517)
   Interest Expense                                                                  0          0
   Depreciation (2)                                                                  0   (165,987)
Net Income--GAAP Basis                                                        (141,617)  (864,117)
Taxable Income
   from operations (4)                                                          73,111   (419,312)
   gain on sale                                                                      0          0
Cash generated from operations (6)                                          (3,918,703)  (723,062)
Cash generated from sales                                                            0          0
Cash generated from refinancing                                                      0          0
Cash generated from operations, sales and refinancing                       (3,918,703)  (723,062)
Less: Cash distributions to investors
   from operating cash flow                                                          0          0
   from sales and refinancing                                                        0          0
   from other                                                                        0          0
Cash generated (deficiency) after cash distributions                        (3,918,703)  (723,062)
Less: Special items (not including sales and refinancing)
   (identify and quantify)                                                           0          0
Cash generated (deficiency) after cash distributions and special items      (3,918,703)  (723,062)

                                                  FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                 DECEMBER 31,
PER $1,000 INVESTED (7)                                 2004   2005
                                                        ----   ----
Federal Income Tax Results
   Federal Credit (5)                                     0     15
   State Credit                                           0      0
   Ordinary Income (loss)                                 2    (19)
      from operations                                     2    (19)
      from recapture                                      0      0
   Capital gain (loss)                                    0      0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                                   0      0
      Return of capital                                   0      0
   Source (on cash basis):
      Sales                                               0      0
      Refinancing                                         0      0
      Operations                                          0      0
      Other                                               0      0
Amount remaining invested in program properties                100%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2001

                 THE GEORGIA CORPORATE TAX CREDIT FUND II, A LP

                                                 FOR THE FINANCIAL STATEMENT PERIOD ENDED MARCH 31,
                                              2002        2003         2004         2005       2006(10)
                                            --------   ----------   ----------   ----------   ----------
Gross Revenues                                 1,167        5,780        9,648       28,304        2,893
Profit on sale of properties                       0            0            0            0            0
Less:
   Losses from operating partnerships (1)          0   (1,233,869)  (3,146,168)  (1,448,246)  (1,377,346)
   Operating Expenses (3)                   (122,105)    (578,368)    (173,580)    (100,848)    (122,485)
   Interest Expense                                0            0            0            0            0
   Depreciation (2)                           (9,784)     (72,161)    (101,047)    (101,047)     (55,433)
Net Income--GAAP Basis                      (130,722)  (1,878,618)  (3,411,147)  (1,621,837)  (1,552,371)
Taxable Income
   from operations (4)                       (15,786)  (1,359,982)  (3,264,693)  (2,025,248)  (2,884,755)
   gain on sale                                    0            0            0            0            0
Cash generated from operations (6)          (161,016)  (1,209,307)    (172,155)    (102,628)    (119,592)
Cash generated from sales                          0            0            0            0            0
Cash generated from refinancing                    0            0            0            0            0
Cash generated from operations, sales and
   refinancing                              (161,016)  (1,209,307)    (172,155)    (102,628)    (119,592)
Less: Cash distributions to investors
   from operating cash flow                        0            0            0            0            0
   from sales and refinancing                      0            0            0            0            0
   from other                                      0     (228,237)           0            0            0
Cash generated (deficiency) after
   cash distributions                       (161,016)  (1,437,544)    (172,155)    (102,628)    (119,592)
Less: Special items (not including sales
   and refinancing) (identify and
   quantify)                                       0            0            0            0            0
Cash generated (deficiency) after cash
   distributions and special items          (161,016)  (1,437,544)    (172,155)    (102,628)    (119,592)

TAX & DISTRIBUTION DATA            FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)            2001     2002    2003   2004    2005
                                   ----   -------   ----   ----   -----
Federal Income Tax Results
   Federal Credit (5)                0          2     38    49       89
   State Credit                      0         18     67    94      237
   Ordinary Income (loss)           (3)       (34)  (119)  (74)    (132)
      from operations               (3)       (34)  (119)  (74)    (132)
      from recapture                 0          0      0     0        0
   Capital gain (loss)               0          0      0     0        0
Cash Distributions to investors:
   Source (on GAAP basis)            0                       0        0
      Investment income              0          0      0     0        0
      Return of capital              0    228,237      0     0        0
   Source (on cash basis):
      Sales                          0          0      0     0        0
      Refinancing                    0          0      0     0        0
      Operations                     0          0      0     0        0
      Other                          0          0      0     0        0
Amount remaining invested in
   program properties                                             98.62%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2001

           BOSTON CAPITAL MID-ATLANTIC CORPORATE TAX CREDIT FUND, A LP

                                                 FOR THE FINANCIAL STATEMENT PERIOD ENDED MARCH 31,
                                              2002        2003         2004         2005       2006
                                            --------   ----------   ----------   ----------   ----------
Gross Revenues                                 4,260       57,622        5,578        1,869        8,743
Profit on sale of properties                       0            0            0            0            0
Less:
   Losses from operating partnerships (1)    (22,157)  (1,694,104)    (940,252)    (936,801)    (825,853)
   Operating Expenses (3)                   (227,874)     (73,508)     (71,497)     (53,168)     (61,421)
   Interest Expense                                0            0            0            0            0
   Depreciation (2)                          (30,767)     (43,969)     (43,002)     (43,002)     (43,016)
Net Income--GAAP Basis                      (276,538)  (1,753,959)  (1,049,173)  (1,031,102)    (921,547)
Taxable Income
   from operations (4)                       (73,832)  (1,744,113)  (1,503,979)  (1,390,018)  (1,085,737)
   gain on sale                                    0            0            0            0            0
Cash generated from operations (6)          (863,771)     (30,451)     310,264       11,794       83,645
Cash generated from sales                          0            0            0            0            0
Cash generated from refinancing                    0            0            0            0            0
Cash generated from operations, sales and
   refinancing                              (863,771)     (30,451)     310,264       11,794       83,645
Less: Cash distributions to investors
   from operating cash flow                        0            0            0            0            0
   from sales and refinancing                      0            0            0            0            0
   from other                                      0   (1,664,008)           0      (85,118)           0
Cash generated (deficiency) after
   cash distributions                       (863,771)  (1,694,459)     310,264      (73,324)      83,645
Less: Special items (not including sales
   and refinancing) (identify and
   quantify)                                       0            0            0            0            0
Cash generated (deficiency) after cash
   distributions and special items          (863,771)  (1,694,459)     310,264      (73,324)      83,645

TAX & DISTRIBUTION DATA              FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)            2001      2002     2003    2004     2005
                                   ----   ---------   ----    ----    -----
Federal Income Tax Results
   Federal Credit (5)                0           50     90       90      90
   State Credit                      0            0      0        0       0
   Ordinary Income (loss)           (5)        (139)  (120)    (111)    (86)
      from operations               (5)        (139)  (120)    (111)    (86)
      from recapture                 0            0      0        0       0
   Capital gain (loss)               0            0      0        0       0
Cash Distributions to investors:
   Source (on GAAP basis)            0                            0
      Investment income              0            0      0        0       0
      Return of capital              0    1,835,678      0   85,118       0
   Source (on cash basis):
      Sales                          0            0      0        0       0
      Refinancing                    0            0      0        0       0
      Operations                     0            0      0        0       0
      Other                          0            0      0        0       0
Amount remaining invested in
   program properties                                                 98.72%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2002

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2002

                                                FOR THE FINANCIAL STATEMENT PERIOD ENDED MARCH 31,
                                            2002        2003        2004          2005        2006(10)
                                         --------   ----------   ----------   -----------   -----------
Gross Revenues                                127       13,989       20,902       127,840       210,633
Profit on sale of properties                    0            0            0             0             0
Less:
   Losses from operating
      partnerships (1)                          0     (828,043)  (4,181,654)   (8,079,420)   (7,605,825)
   Operating Expenses (3)                 (43,466)  (1,007,254)    (752,897)   (1,331,327)     (702,545)
   Interest Expense                             0            0            0      (505,985)   (1,955,432)
Depreciation (2)                           (3,169)    (110,803)    (178,314)     (264,989)     (263,345)
Net Income--GAAP Basis                    (46,508)  (1,932,111)  (5,091,963)  (10,053,881)  (10,316,514)
Taxable Income
   from operations (4)                          0   (1,296,288)  (4,880,886)   (9,700,220)  (11,178,643)
   gain on sale                                 0            0            0             0             0
Cash generated from operations (6)       (208,978)  (2,046,776)    (811,618)   (1,190,867)   (1,898,220)
Cash generated from sales                       0            0            0             0             0
Cash generated from refinancing                 0            0            0             0             0
Cash generated from operations, sales
   and refinancing                       (208,978)  (2,046,776)    (811,618)   (1,190,867)   (1,898,220)
Less: Cash distributions to investors
   from operating cash flow                     0            0            0             0             0
   from sales and refinancing                   0            0            0             0             0
   from other                                   0            0     (144,302)     (166,536)   (1,412,581)
Cash generated (deficiency) after cash
   distributions                         (208,978)  (2,046,776)    (955,920)   (1,357,403)   (3,310,801)
Less: Special items (not including
   sales and refinancing) (identify
   and quantify)                                0            0            0             0             0
Cash generated (deficiency) after cash
   distributions and special items       (208,978)  (2,046,776)    (955,920)   (1,357,403)   (3,310,801)

TAX & DISTRIBUTION DATA                FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                 2002     2003     2004       2005
                                        ----   -------   ------   ---------
Federal Income Tax Results
   Federal Credit (5)                    10         39       60          76
   State Credit                           0          0        4          13
   Ordinary Income (loss)               (27)       (56)     (71)        (85)
      from operations                   (27)       (56)     (71)        (85)
      from recapture                      0          0        0           0
   Capital gain (loss)                    0          0        0           0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                   0          0        0           0
      Return of capital                   0    144,302   98,338   1,480,779
Source (on cash basis):
   Sales                                  0          0        0           0
   Refinancing                            0          0        0           0
   Operations                             0          0        0           0
   Other                                  0          0        0           0
Amount remaining invested in program
   properties                                                         97.11%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2003

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2003

                                                  FOR THE FINANCIAL STATEMENT
                                                      PERIOD ENDED MARCH 31,
                                           2003        2004         2005       2006(10)
                                         --------   ----------  -----------  -----------
Gross Revenues                              1,536       94,859       33,745       19,244
Profit on sale of properties                    0            0            0            0
Less:
   Losses from operating
      partnerships (1)                          0     (297,903)  (1,425,280)    (817,932)
   Operating Expenses (3)                 (76,606)    (523,877)    (402,561)    (195,508)
   Interest Expense                             0     (319,567)           0            0
   Depreciation (2)                        (4,552)    (104,362)    (152,119)    (117,397)
Net Income--GAAP Basis                    (79,622)  (1,150,850)  (1,946,215)  (1,111,593)
Taxable Income
   from operations (4)                          0     (867,081)  (3,291,915)    (813,101)
   gain on sale                                 0            0            0            0
Cash generated from operations (6)       (423,269)  (1,066,403)    (548,210)    (407,784)
Cash generated from sales                       0            0            0            0
Cash generated from refinancing                 0            0            0            0
Cash generated from operations,
   sales and refinancing                 (423,269)  (1,066,403)    (548,210)    (407,784)
Less: Cash distributions to investors
   from operating cash flow                     0            0            0            0
   from sales and refinancing                   0            0  (10,789,561)  (5,784,795)
   from other                                   0            0            0            0
Cash generated (deficiency) after cash
   distributions                         (423,269)  (1,066,403) (11,337,771)  (6,192,579)
Less: Special items (not including
   sales and refinancing) (identify
   and quantify)                                0            0            0            0
Cash generated (deficiency) after cash
   distributions and special items       (423,269)  (1,066,403) (11,337,771)  (6,192,579)

                                      FOR THE TAX PERIOD
TAX & DISTRIBUTION DATA               ENDED DECEMBER 31,
PER $1,000 INVESTED (7)            2003   2004      2005
                                   ----   ----   ---------
Federal Income Tax Results
   Federal Credit (5)                2     27           34
   State Credit                      2     51           61
   Ordinary Income (loss)          (14)   (46)         (11)
      from operations              (14)   (46)         (11)
      from recapture                 0      0            0
   Capital gain (loss)               0      0            0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income              0      0            0
      Return of capital              0      0   17,911,176
   Source (on cash basis):
      Sales                          0      0            0
      Refinancing                    0      0            0
      Operations                     0      0            0
      Other                          0      0            0
Amount remaining invested in
   program properties                                97.19%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       FROM OPENING THROUGH MARCH 31, 2006
                     CORPORATE OFFERINGS CLOSED DURING 2004
                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2004

                                                              FOR THE FINANCIAL STATEMENT
                                                                PERIOD ENDED MARCH 31,
                                                              2004      2005(9)    2006(9)
                                                            --------   --------   --------
Gross Revenues                                                   460      5,921      5,686
Profit on sale of properties                                       0          0          0
Less:
   Losses from operating partnerships (1)                          0    (42,953)  (708,762)
   Operating Expenses (3)                                   (128,291)   (81,396)   (68,009)
   Interest Expense                                                0          0          0
   Depreciation (2)                                           (4,937)   (24,109)   (25,978)
Net Income--GAAP Basis                                      (132,768)  (142,537)  (797,063)
Taxable Income
   from operations (4)                                             0   (125,029)  (607,086)
   gain on sale                                                    0          0          0
Cash generated from operations (6)                          (126,026)  (225,595)   (63,485)
Cash generated from sales                                          0          0          0
Cash generated from refinancing                                    0          0          0
Cash generated from operations, sales and refinancing       (126,026)  (225,595)   (63,485)
Less: Cash distributions to investors
   from operating cash flow                                        0          0          0
   from sales and refinancing                                      0          0          0
   from other                                                      0          0          0
Cash generated (deficiency) after cash distributions        (126,026)  (225,595)   (63,485)
Less: Special items (not including sales and refinancing)
   (identify and quantify)                                         0          0          0
Cash generated (deficiency) after cash distributions
   and special items                                        (126,026)  (225,595)   (63,485)

                                                   FOR THE TAX
                                                  PERIOD ENDED
TAX & DISTRIBUTION DATA                           DECEMBER 31,
PER $1,000 INVESTED (7)                           2004    2005
                                                  ----   -----
Federal Income Tax Results
   Federal Credit (5)                               0        5
   State Credit                                     8       34
   Ordinary Income (loss)                         (13)     (65)
      from operations                             (13)     (65)
      from recapture                                0        0
   Capital gain (loss)                              0        0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                             0        0
      Return of capital                             0        0
   Source (on cash basis):
      Sales                                         0        0
      Refinancing                                   0        0
      Operations                                    0        0
      Other                                         0        0
Amount remaining invested in program properties          99.14%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       FROM OPENING THROUGH MARCH 31, 2006
                     CORPORATE OFFERINGS CLOSED DURING 2005
              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXIII, A LP

                                                               FOR THE FINANCIAL
                                                               STATEMENT PERIOD
                                                                ENDED MARCH 31,
                                                               2005        2006
                                                            ---------   ----------
Gross Revenues                                                      0      219,219
Profit on sale of properties                                        0            0
Less:
   Losses from operating partnerships (1)                           0     (164,122)
   Operating Expenses (3)                                    (100,907)    (470,541)
   Interest Expense                                                 0            0
   Depreciation (2)                                            (7,606)     (99,797)
Net Income--GAAP Basis                                       (108,513)    (515,241)
Taxable Income
   from operations (4)                                              0     (234,340)
   gain on sale                                                     0            0
Cash generated from operations (6)                          1,089,121   (1,140,888)
Cash generated from sales                                           0            0
Cash generated from refinancing                                     0            0
Cash generated from operations, sales and refinancing       1,089,121   (1,140,888)
Less: Cash distributions to investors
   from operating cash flow                                         0            0
   from sales and refinancing                                       0            0
   from other                                                       0            0
Cash generated (deficiency) after cash distributions        1,089,121   (1,140,888)
Less: Special items (not including sales and refinancing)
   (identify and quantify)                                          0            0
Cash generated (deficiency) after cash distributions
   and special items                                        1,089,121   (1,140,888)

                                                   FOR THE TAX
                                                  PERIOD ENDED
TAX & DISTRIBUTION DATA                           DECEMBER 31,
PER $1,000 INVESTED (7)                               2005
                                                  ------------
Federal Income Tax Results
   Federal Credit (5)                                     4
   State Credit                                           0
   Ordinary Income (loss)                                (0)
      from operations                                    (0)
      from recapture                                      0
   Capital gain (loss)                                    0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                                   0
      Return of capital                                   0
   Source (on cash basis):
      Sales                                               0
      Refinancing                                         0
      Operations                                          0
      Other                                               0
Amount remaining invested in program properties      100.00%

                                    TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2005

                  BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXV

                                                               2006
                                                            ----------
Gross Revenues                                                  19,133
Profit on Sale of Properties                                         0
Less:
   Losses from operating partnerships (1)                       21,615
   Operating Expenses (3)                                     (870,888)
   Interest Expense                                                  0
   Depreciation (2)                                            (84,928)
Net Income--GAAP Basis                                        (915,068)
Taxable Income
   from operations (4)                                        (227,066)
   gain on sale                                                      0
Cash generated from operations (6)                          (2,762,860)
Cash generated from sales                                            0
Cash generated from operations, sales and refinancing       (2,762,860)
Less: Cash distributions to investors
   from operating cash flow                                          0
   from sales and refinancing                                        0
   from other                                                        0
Cash generated (deficiency) after cash distributions        (2,762,860)
Less: special items (not including sales and refinancing)
   (identify and quantify)                                           0
Cash generated (deficiency) after cash distributions
   and special items                                        (2,762,860)

                                                         FOR THE TAX
                                                         PERIOD ENDED
TAX & DISTRIBUTION DATA                                  DECEMBER 31,
PER $1,000 INVESTED (7)                                      2005
                                                         ------------
Federal Income Tax Results
   Federal Credit (5)                                            0
   State Credit                                                  0
   Ordinary Income (loss)                                       (1)
      from operations                                           (1)
      from recapture                                             0
   Capital gain (loss)                                           0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                                          0
      Return of capital                                          0
   Source (on cash basis):
      Sales                                                      0
      Refinancing                                                0
      Operations                                                 0
      Other                                                      0
Amount remaining invested in program properties             100.00%

                                    TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2005

                 DIRECT PLACEMENT OFFERINGS CLOSED DURING 2005

                                                           2006(10)
                                                         -----------
Gross Revenues                                                 1,027
Profit on Sale of Properties                                       0
Less:
   Losses from operating partnerships (1)                     (4,139)
   Operating Expenses (3)                                   (343,884)
   Interest Expense                                                0
   Depreciation (2)                                          (11,680)
Net Income--GAAP Basis                                      (358,676)
Taxable Income
   from operations (4)                                       (10,453)
   gain on sale                                                    0
Cash generated from operations (6)                          (313,067)
Cash generated from sales                                          0
Cash generated from operations, sales and refinancing       (313,067)
Less: Cash distributions to investors
   from operating cash flow                                        0
   from sales and refinancing                                      0
   from other                                                      0
Cash generated (deficiency) after cash distributions        (313,067)
Less: special items (not including sales and refinancing)
   (identify and quantify)                                         0
Cash generated (deficiency) after cash distributions and
   special items                                            (313,067)

                                                            FOR THE TAX
                                                            PERIOD ENDED
TAX & DISTRIBUTION DATA                                     DECEMBER 31,
PER $1,000 INVESTED (7)                                         2005
                                                            ------------
Federal Income Tax Results
   Federal Credit (5)                                               0
   State Credit                                                     0
   Ordinary Income (loss)                                          (1)
      from operations                                              (1)
      from recapture                                                0
   Capital gain (loss)                                              0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                                             0
      Return of capital                                             0
   Source (on cash basis):
      Sales                                                         0
      Refinancing                                                   0
      Operations                                                    0
      Other                                                         0
Amount remaining invested in program properties                100.00%

Operating results of one investment partnership are included in Direct Placements closed during 2005.

                               NOTES TO TABLE III

Note 1: This figure represents the GAAP income (loss) allocable to the public investment partnerships from their investment in operating partnerships. The GAAP income (loss) is gross rental income less ordinary operating expenses, interest expense, depreciation and certain non-recurring fees, such as loan guarantee fees, lease-up fees and partnership management fees paid by the operating partnerships.

Note 2: This figure represents amortization of one or more of the following costs; acquisitions costs which are amortized over the expected life of the buildings; partnership management fees which are amortized over the expected life of the fund; and investor service fees which are amortized over the expected number of years to service collection of investor installments. Public funds only incur acquisitions costs, while corporate funds incur acquisition costs, partnership management fees and investor service fees.

Note 3: Operating expenses consist of investor service costs and legal and accounting fees of the investment partnerships and expenses paid from equity which includes partnership management fees, initial investor service fees and capital commitment fees reported on an accrual basis.

Note 4: The taxable income (losses) for the investment partnerships represent losses from Operating Partnerships which in turn consist substantially of depreciation and mortgage interest.

Note 5: Federal credits include low-income housing tax credits, historic tax credits, and recapture of credits.

Note 6: Cash generated from operations is the net income (loss), net of non-cash expenses, adjusted for changes in accounts receivable and payable and distributions received from the operating partnerships.

Note 7: Federal low-income housing tax credits and historic tax credits and taxable income (loss), per $1,000 invested represents the limited partners' allocable share of such items divided by the capital contributed by the limited partners divided by $1,000. This information is presented on a Tax basis and not a GAAP basis.

Note 8: The information provided in the tables labeled "Tax & Distribution data per $1,000 invested on a Tax Basis" is through the period December 31, 2005.

Note 9: The information for the financial statement period ended March 31, 2005 and March 31, 2006 are not covered by reports of independent certified public accountants.

Note 10: The information for the financial statement period ended March 31, 2006 is not covered by reports of independent certified public accountants.

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                                                                 REIT SUPP5 8/06